U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2007

Commission File No. 0-161570

E CASH, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	52-2171803
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

402 West Broadway, 26th Floor, San Diego, CA  92101
(Address of principal executive offices)

(619-564-7100)
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

On August 13, 2007, Jewett, Schwartz, Wolfe & Associates ("JSW") was appointed as the independent auditor for the E Cash, Inc. Inc. (the "Company") commencing with their review of the interim period ended June 30, 2007, September 30, 2007, December 31, 2007, year ending March 31, 2008, and any interim period there after, and Meyler & Company, LLC ("Meyler") were dismissed as the independent auditors for the Company as of August 13, 2007. The decision to change auditors was approved by the Board of Directors acting in the capacity of the audit committee on August 13, 2007.

The report of Meyler on the financial statements for the most recent completed fiscal year did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has incurred cumulative losses of $71,014 since inception, has no assets, and there are existing uncertain conditions the Company faces relative to its ability to obtain capital and operate successfully. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

During the Company's most recent annual report March 31, 2007, two prior interim quarters December 31, 2006, and September 30, 2006, and through August 13, 2007, there were no disagreements with Meyler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Meyler, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

During the Company's most recent annual report March 31, 2007, two prior interim quarters December 31, 2006, and September 30, 2006, and through August 13,2007, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company and we did not consult with JSW through any subsequent annual periods, and interim periods, through August 13, 2007 proceeding such resignation, declination or dismissal with the former accountant, Meyler.

During the Company's most recent annual report March 31, 2007, two prior interim quarters December 31, 2006, and September 30, 2006, and through August 13, 2007, the Company did not consult with JSW through any subsequent annual and interim periods and through August 13, 2007 proceeding such resignation, declination or dismissal with the former accountant, Meyler and with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

We have engaged JSW as our independent registered public accounting firm. The audit of the Company’s financial statements are required to be performed in accordance with the procedures required by professional standards established by the Public Company Accounting Oversight Board of the Commission and auditing standards generally accepted in the United States.  These standards and qualifications do not vary from state to state and, accordingly, we believe that the selection of this independent registered accounting firm satisfies the requirements of the Commission Rule SX 2-01 requires that an accountant be licensed and in good standing under the laws of the place of the accountant’s residence or principal office.

The Company has furnished a copy of this Report to Meyler and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 16.1	Letter of Meyler & Company, LLC

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E Cash, Inc.

Date: August 30, 2007	By:	/s/ Michael Chermak
Michael Chermak
Chairman, President Chief Executive Officer (Principle Executive Officer)

E Cash, Inc.

Date: August 30, 2007	By:	/s/ Michael Jeub
Michael Jeub
Chief Financial Officer, Principle Financial Officer